As filed with the Securities and Exchange Commission on September 11, 1997
-------------------------------------------------------------------------------
                                                       Registration No. 333-___

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     -------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                        -------------------------------

                           HI-TECH PHARMACAL CO., INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

          New York                                11-2638720
     ----------------------------                 ------------------------
     (State or other jurisdiction                 (I.R.S. Employer
      of incorporation or                          Identification No.)
      organization)


                    369 Bayview Avenue, Amityville, NY 11701
                ------------------------------------------------
               (Address of principal executive offices) (zip code)

       HI-TECH PHARMACAL CO., INC. AMENDED AND RESTATED STOCK OPTION PLAN
          HI-TECH PHARMACAL CO., INC. 1994 DIRECTORS STOCK OPTION PLAN
    -----------------------------------------------------------------------
                            (Full title of the plans)

                                 Bernard Seltzer
          Chairman of the Board, President and Chief Executive Officer
                           Hi-Tech Pharmacal Co., Inc.
                    369 Bayview Avenue, Amityville, NY 11710
  ----------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With a copy to:

                             Martin M. Goldwyn, Esq.
                        Tashlik, Kreutzer & Goldwyn P.C.
                             833 Northern Boulevard
                              Great Neck, NY 11021
                                 (516) 466-8005

                        CALCULATION OF REGISTRATION FEE


                                                       Proposed            Proposed
Title of                                               maximum             maximum                  Amount of
securities to be              Amount to be             offering price      aggregate                Registration
registered                    registered (1)           per share (2)       offering price (2)       Fee (3)
---------------------------   -----------------------  ------------------  -------------------      ---------------
Common Stock,
$.01 par value             775,000                  $ 5.5625               $4,310,937.50            $1,307
per share                  shares



(1) The proposed commencement of sales is to be as soon as practicable after the Registration Statement has become effective and upon the exercise of any option granted under the Hi-Tech Pharmacal Co., Inc. Amended and Restated Stock Option Plan and the 1994 Directors Stock Option Plan (collectively the "Plans").

(2) There are also being registered hereunder such additional shares of the Registrant's Common Stock as may be issuable in connection with adjustments under the Plans to reflect certain changes in the Registrant's capital structure, including stock dividends or stock split-ups. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans described herein.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The calculation of the proposed maximum aggregate offering price has been based upon (a) the registration hereunder of 775,000 shares of the Registrant's Common Stock to be issued pursuant to options granted under the Plans and (b) the proposed maximum offering price per share. The proposed maximum offering price per share represents the average of the high and low sales price of the Registrant's common stock, par value of $.01 per share, of $5.5625 as reported on the NASDAQ National Market on September 8, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have heretofore been filed by Hi-Tech Pharmacal Co., Inc. (the "Company") (File No.0-20424) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") and the Securities Act of 1933, as amended (the "1933 Act"), are incorporated herein by reference and shall be deemed to be a part hereof:

         (1) the Company's Annual Report on Form 10-KSB for the year ended April 30, 1997, as amended, and the exhibits thereto, filed under Section 15(d) of the 1934 Act;

         (2) all other reports and documents filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since April 30, 1997 and prior to the termination of the offering of securities covered by this Registration Statement; and

         (3) the description of the Company's capital stock contained in the Company's registration statement filed under the 1934 Act including any amendment or report filed for the purpose of updating such description.

ITEM 4.   DESCRIPTION OF SECURITIES.

         The Company's Common Stock to be offered pursuant to this Registration Statement has been registered under Section 12 of the 1934 Act, as amended, as described in Item 3 of this Part II.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the shares of the Company's Common Stock offered hereby will be passed upon for the Company by Tashlik, Kreutzer & Goldwyn P.C., 833 Northern Boulevard, Great Neck, New York 11021. Certain members of Tashlik, Kreutzer & Goldwyn P.C. beneficially own options to purchase approximately 12,250 shares of Common Stock. Mr. Martin M. Goldwyn is a director of the Company.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

         Article Tenth of the Company's Certificate of Incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any civil or criminal action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by Section 145 of the DGCL against all expense, liability and loss (including without limitation attorneys' fees) incurred by such person in connection therewith.

         Article Ninth of the Company's Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from a breach of their fiduciary duty as directors. However, nothing contained in such Article Ninth shall eliminate or limit the liability of directors (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

         Article XI of the Registrant's By-Laws provides that each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. Such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         The Company entered into indemnification agreements with each of its current directors and officers, which provide for indemnification of, and advancement of expenses to, such persons to the greatest extent permitted by Delaware law, including by reason of action or inaction occurring in the past, and circumstances in which indemnification and advancement of expenses to such persons are permitted or are discretionary to the greatest extent under Delaware law.

         The Company also maintains directors' and officers' liability insurance coverage which insures directors and officers of the Company against certain losses arising out of claims made by reason of their being directors and officers of the Company.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.   EXHIBITS.

          Exhibit
          Number                   Description
          -------                  -----------

          5.1 Opinion of Tashlik, Kreutzer & Goldwyn P.C. to the legality of the shares being registered

          23.1           Consent of Richard A. Eisner & Company, LLP

          23.2 Consent of Tashlik, Kreutzer & Goldwyn P.C. (included in Exhibit 5.1)

          99.0 Copy of Hi-Tech Pharmacal Co., Inc. Amended and Restated Stock Option Plan (Filed as an exhibit to Hi-Tech Pharmacal Co., Inc. Proxy Statement, dated September 22, 1994 and incorporated herein by reference)

          99.1 Copy of Hi-Tech Pharmacal Co., Inc. Stock Option Agreement (Filed as Exhibit 10.2 to the Hi-Tech Pharmacal Co., Inc. Registration Statement on Form S-1 (No. 33-47860) and incorporated herein by reference)

          99.2 Copy of Hi-Tech Pharmacal Co., Inc. 1994 Directors Stock Option Plan (Filed as Exhibit 10.3 to Hi-Tech Pharmacal Co., Inc. Quarterly Report on Form 10-QSB for the quarterly period ended October 31, 1994 and incorporated herein by reference)

          99.3 Copy of Form of Hi-Tech Pharmacal Co., Inc. Directors Stock Option Agreement


ITEM 9.   UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration fee.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from Registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by
Article 3 of Regulation S-X is not presented in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated in the prospectus to provide such interim information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Amityville, State of New York, on the 11th day of September, 1997.

                                             HI-TECH PHARMACAL CO., INC.

                                             By:/s/Bernard Seltzer
                                             -----------------------------------
                                             Bernard Seltzer, Chairman of the
                                             Board, Chief Executive Officer,
                                             President and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/Bernard Seltzer
----------------------------
Bernard Seltzer               Chairman of the Board,        September 11, 1997
                              Chief Executive Officer,
                              President and Director

/s/David S. Seltzer
----------------------------
David S. Seltzer              Executive Vice President      September 11, 1997
                              - Administration and Chief
                              Operating Officer, Secretary
                              and Treasurer and Director

/s/Arthur S. Goldberg
----------------------------
Arthur S. Goldberg            Vice President - Finance      September 11, 1997
                              and Chief Financial Officer


----------------------------
Reuben Seltzer                Director                      September __, 1997


/s/Martin M. Goldwyn
----------------------------
Martin M. Goldwyn             Director                      September 11, 1997


----------------------------
Yashar Hirshaut, M.D.         Director                      September ___, 1997

                                  EXHIBIT INDEX
                                  -------------




                                                                 Sequentially
                                                                 Numbered Pages
                                                                 --------------

Exhibit 5.1 Opinion of Tashlik, Kreutzer & Goldwyn PC............Page 11

Exhibit 23.1 Consent of Independent Auditors.....................Page 14

Exhibit 23.2 Consent of Counsel..................................Page 16

Exhibit 99.0 Copy of Hi-Tech Pharmacal Co., Inc. Amended and Restated Stock Option Plan (Filed as an exhibit to Hi-Tech Pharmacal Co., Inc. Proxy Statement, dated
         September 22, 1994) and incorporated herein by reference

Exhibit 99.1 Copy of Hi-Tech Pharmacal Co., Inc. Stock
         Option Agreement (Filed as Exhibit 10.2 to the Hi-Tech
         Pharmacal Co., Inc. Registration Statement on Form
         S-1 (No. 33-47860) and incorporated herein by reference

Exhibit 99.2 Copy of Hi-Tech Pharmacal Co., Inc. 1994
         Directors Stock Option Plan (Filed as Exhibit 10.3 to
         Hi-Tech Pharmacal Co., Inc. Quarterly Report on Form
         10-QSB for the quarterly period ended October 31,
         1994) and incorporated herein by reference

Exhibit 99.3 Form of Hi-Tech Pharmacal Co., Inc. 1994
         Directors Stock Option Agreement.........................Page 18

                                   EXHIBIT 5.1

                        TASHLIK, KREUTZER & GOLDWYN P.C.
                             833 NORTHERN BOULEVARD
                           GREAT NECK, NEW YORK 11021






                                             September 11, 1997


Hi-Tech Pharmacal Co., Inc.
369 Bayview Avenue
Amityville, New York 11701



Gentlemen:

         This opinion and the consent to use of our name are furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") by Hi-Tech Pharmacal Co., Inc., a Delaware corporation (the "Company"), for registration under the Act of 775,000 shares of common stock, par value $.01 per share (the "Common Stock"), of which 548,700 shares will be issuable upon the exercise of options granted under the Company's Amended and Restated Stock Option Plan (the "Plan") and 25,500 shares will be issuable upon the exercise of options granted under the Company's 1994 Directors Stock Plan (the "Directors Plan" and, together with the "Plan", the "Plans").

         We have acted as counsel to the Company and have participated in the preparation and filing of the aforementioned Registration Statement. As such counsel, we have examined the Certificate of Incorporation and By-Laws of the Company, the proceedings taken by the Company with respect to the filing of such Registration Statement and such other documents as we have deemed necessary and appropriate.

          Based upon the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

         2. The 775,000 shares of Common Stock covered by the Registration Statement have been duly authorized and, when issued, sold and paid for in accordance with the Plans will be duly and validly issued, fully paid and non-assessable.

         Certain members of this firm are stock option holders of the Company.

Hi-Tech Pharmacal Co., Inc.
September 11, 1997
Page 2




         We hereby consent to the use of this opinion as an Exhibit to the aforementioned Registration Statement and to the use of our name in the Registration Statement.

                                             Very truly yours,




                                             /s/Tashlik, Kreutzer & Goldwyn P.C.




TK&G:pc

                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the registration statement on Form S-8 of Hi-Tech Pharmacal Co., Inc. and subsidiary (the "Company") of our report dated July 29, 1997 relating to the consolidated balance sheets of the Company as of April 30, 1997 and April 30, 1996 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended, included in the Company's annual report on Form 10-KSB for the fiscal year ended April 30, 1997.






/s/Richard A. Eisner & Company, LLP

New York, New York
September 10, 1997

                                  EXHIBIT 23.2

                               CONSENT OF COUNSEL



         The consent of Tashlik, Kreutzer & Goldwyn P.C. is contained in their opinion filed as Exhibit 5.1.

                                  EXHIBIT 99.3

                  FORM OF 1994 DIRECTORS STOCK OPTION AGREEMENT


         Hi-Tech Pharmacal Co., Inc. (the "Company"), in consideration of the value of the continuing services of ____________________ (hereinafter called "Optionee"), which continuing services the grant of this option is designed to secure, and in consideration of the undertaking made herein by Optionee, and pursuant to its 1994 Directors Stock Option Plan (the "Plan"), hereby grants to Optionee an option, evidenced by this option agreement, exercisable for the period and upon the terms hereinafter set forth, to purchase __________________________ (_______) shares of Common Stock ("Common Stock") of the Company at a price of $_______ per share.

     1.   Term of Option.

         (a) This option is granted as of the date the Committee makes the Grant (sometimes hereinafter called the "Date of Grant") and will terminate and expire, to the extent not previously exercised, ten (10) years after the Date of Grant, or at such earlier time as may be specified in Section 4 and 6 hereof.

         (b) Except as otherwise provided in this Option Agreement, Optionee shall have the right to acquire Option Shares under this Option Agreement as follows:

                    (i) As of the first anniversary of the Date of Grant and
               thereafter, Optionee may exercise rights to acquire 25% of the Option Shares;

                    (ii) As of each of the first, second and third anniversaries of the Date of Grant, Optionee may exercise rights to acquire an additional 25% of the Option Shares on a cumulative basis.


         2. Non-Transferability. This option is not assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of the Optionee, this option shall be exercisable only by him.

         3. Manner of Exercise. The Optionee (or other person entitled to exercise this option) shall purchase shares of stock of the Company subject hereto by the payment to the Company of the purchase price in full and the amount of employment tax and withholding tax due, if any, upon the exercise of the option (i) by certified or official bank check, (ii) by the delivery of a number of shares of Common Stock (plus cash if necessary) having a fair market value equal to the amount of such purchase price and employment and withholding tax, or (iii) by delivery of the equivalent thereof acceptable to the Company. This option may be exercised from time to time by written notice to the Company stating the full number of shares with respect to which this option is being exercised and the time of delivery thereof, which shall be at least fifteen days after the giving of notice unless an earlier date shall have been mutually agreed upon by the Optionee (or other person entitled to exercise this option) and the Company, accompanied by full payment for the shares as described in the first sentence of this Section 3. The Company will, as soon as is reasonably possible, notify the Optionee of the amount of employment tax and other withholding tax, if any, that must be paid under federal, state and local law due to the exercise of the option. The Company shall have no obligation to deliver certificates for the shares purchased until the Optionee pays to the Company the purchase price in full and the amount of employment tax and withholding tax specified in the Company's notice, which payment shall be effected as described in this Section 3 by payment terms set forth in the first sentence of this Section 3. At the time of delivery, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this option) deliver at the principal office of the Company, or at such other place as shall be mutually agreed upon, a certificate or certificates for such shares, provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it to comply with reasonable diligence with any requirements of law.

     4.   Termination of Relationship.

         (a) In the event that Optionee shall die before he ceases to be a director of the Company, or if Optionee ceases to be a director of the Company because Optionee has become disabled within the meaning of section 105(d)(4) of the Internal Revenue Code of 1986, as amended, this option shall continue to vest in accordance with the Plan and this option agreement for a period of twelve months from the date of death of Optionee or the date he ceases to be a director of the Company due to disability, and Optionee, his estate or beneficiary shall have the right to exercise this option at any time within such twelve month period (if otherwise within the term of the option). Notwithstanding the foregoing, the provisions of this Section 4(a) shall be subject to Sections 1(a) and 6 hereof and Section 4(j) of the Plan, which may earlier terminate the option.

         (b) In the event that the Optionee retires from service as a director of the Company in accordance with the Company's retirement policies in effect from time to time, this option shall continue to vest during the lifetime of the Optionee in accordance with the terms of the Plan and this Option Agreement and may be exercised at any time during the remaining term of the option. If Optionee dies subsequent to his retirement during the term of this option, this option shall continue to vest in accordance with the Plan and this option agreement and may be exercised within twelve months of Optionee's death (if otherwise within the option period), but not thereafter. Notwithstanding the foregoing, the provisions of this Section 4(b) shall be subject to Sections 1(a), 6 and Section 4(j) of the Plan which may earlier terminate the option.

         (c) In the event that Optionee ceases to be a director of the Company, and the provisions of Sections 4(a) and 4(b) hereof and Section 4(j) of the Plan do not apply, this option may be exercised, to the extent the option could be exercised immediately prior to cessation, at any time within nine months after the date of such cessation (if otherwise within the option period).

         5. Adjustments on Recapitalization. The aggregate number of shares of Common Stock subject hereto and the exercise price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Common Stock resulting from the subdivision or consolidation of shares after the Date of Grant, the payment of a stock dividend in shares of Common Stock after the Date of Grant, or other decrease or increase in the shares of Common Stock outstanding effected after the Date of Grant without receipt of consideration by the Company; provided, however, that any option to purchase fractional shares resulting from such adjustments shall be eliminated.

         6. Adjustments on Reorganization. If the Company shall at any time participate in a reorganization to which Section 425(a) of the Code applies and
(A) the Company is not the surviving entity or (B) the Company is the surviving entity and the shareholders of Common Stock are required to exchange their shares for property and/or securities, the Company shall give Optionee written notice of such fact on or before fifteen (15) days before such reorganization; and this option shall be exercisable in full after receipt of such notice and prior to such reorganization; however, options not exercised prior to such reorganization shall expire on the occurrence of such reorganization. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption or obligations) consisting primarily of securities shall be deemed a reorganization for the foregoing purposes. Notwithstanding the foregoing, the provisions of this Section 6 shall be subject to Section 1(a).

         7. Subject to Plan. This option is subject to all the terms and conditions of the Plan, and specifically to the power of the Committee (as defined in the Plan) to make interpretations of the Plan and of options granted thereunder, and of the Board of Directors of the Company to alter, amend, suspend or discontinue the Plan subject to the limitations expressed in the Plan. By acceptance hereof, Optionee acknowledges receipt of a copy of the Plan and recognizes and agrees that all determinations, interpretations or other actions respecting the Plan may be made by a majority of the Board of Directors of the Company or of the Committee, and that such determinations, interpretations or other actions are final, conclusive and binding upon all parties, including Optionee. Capitalized terms used but not otherwise defined in this option agreement shall have the meanings ascribed to them by the Plan.

         IN WITNESS WHEREOF, this Option Agreement is executed as of the ___ day of _____________, 199___.

                                             HI-TECH PHARMACAL CO., INC.


                                             By:_____________________________
                                             Name:___________________________
                                             Title:____________________________

         The undersigned Optionee hereby accepts the benefits of the foregoing Directors Stock Option Agreement.

                                             --------------------------------
                                             _________________, Optionee